EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








To the Board of Directors and Shareholder of ASA International Ltd.



     We consent to the use in this registration statement on Form S-4 of ASA International Ltd. of our report dated March 1, 2002 relating to the consolidated financial statements of ASA International Ltd. as of and for the year ended December 31, 2001, which is a part of this registration statement.



/s/ Sansiveri, Kimball & McNamee, L.L.P.



Sansiveri, Kimball & McNamee, L.L.P.



Providence, Rhode Island
June 12, 2002